Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

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In re:))	Chapter 11
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GENON ENERGY, INC., et al.,(1))	Case No. 17-33695 (DRJ)
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Debtors.))	(Jointly Administered)
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ORDER CONFIRMING THE THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF GENON ENERGY, INC. AND ITS DEBTOR AFFILIATES

The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:(2)

(1)         The Debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, are:  GenOn Energy, Inc. (5566); GenOn Americas Generation, LLC (0520); GenOn Americas Procurement, Inc. (8980); GenOn Asset Management, LLC (1966); GenOn Capital Inc. (0053); GenOn Energy Holdings, Inc. (8156); GenOn Energy Management, LLC (1163); GenOn Energy Services, LLC (8220); GenOn Fund 2001 LLC (0936); GenOn Mid-Atlantic Development, LLC (9458); GenOn Power Operating Services MidWest, Inc. (3718); GenOn Special Procurement, Inc. (8316); Hudson Valley Gas Corporation (3279); Mirant Asia-Pacific Ventures, LLC (1770); Mirant Intellectual Asset Management and Marketing, LLC (3248); Mirant International Investments, Inc. (1577); Mirant New York Services, LLC (N/A); Mirant Power Purchase, LLC (8747); Mirant Wrightsville Investments, Inc. (5073); Mirant Wrightsville Management, Inc. (5102); MNA Finance Corp. (8481); NRG Americas, Inc. (2323); NRG Bowline LLC (9347); NRG California North LLC (9965); NRG California South GP LLC (6730); NRG California South LP (7014); NRG Canal LLC (5569); NRG Delta LLC (1669); NRG Florida GP, LLC (6639); NRG Florida LP (1711); NRG Lovett Development I LLC (6327); NRG Lovett LLC (9345); NRG New York LLC (0144); NRG North America LLC (4609); NRG Northeast Generation, Inc. (9817); NRG Northeast Holdings, Inc. (9148); NRG Potrero LLC (1671); NRG Power Generation Assets LLC (6390); NRG Power Generation LLC (6207); NRG Power Midwest GP LLC (6833); NRG Power Midwest LP (1498); NRG Sabine (Delaware), Inc. (7701); NRG Sabine (Texas), Inc. (5452); NRG San Gabriel Power Generation LLC (0370); NRG Tank Farm LLC (5302); NRG Wholesale Generation GP LLC (6495); NRG Wholesale Generation LP (3947); NRG Willow Pass LLC (1987); Orion Power New York GP, Inc. (4975); Orion Power New York LP, LLC (4976); Orion Power New York, L.P. (9521); RRI Energy Broadband, Inc. (5569); RRI Energy Channelview (Delaware) LLC (9717); RRI Energy Channelview (Texas) LLC (5622); RRI Energy Channelview LP (5623); RRI Energy Communications, Inc. (6444); RRI Energy Services Channelview LLC (5620); RRI Energy Services Desert Basin, LLC (5991); RRI Energy Services, LLC (3055); RRI Energy Solutions East, LLC (1978); RRI Energy Trading Exchange, Inc. (2320); and RRI Energy Ventures, Inc. (7091).  The Debtors’ service address is:  804 Carnegie Center, Princeton, New Jersey 08540.

(2)         Capitalized terms used but not otherwise defined in these amended findings of fact, conclusions of law, and order (collectively, the “Confirmation Order”) have the meanings given to them in the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates, attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Plan”).  The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.

a.              commenced, on June 14, 2017 (the “Petition Date”), these chapter 11 cases (these “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

b.              continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

c.               filed, (i) on June 29, 2017, (1) the Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Docket No. 141] and (2) the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Docket No. 142], and (ii) on June 29, 2017, the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement; (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 143];

d.              filed, on September 18, 2017, (i) the Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Docket No. 782] and (ii) the Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Docket No. 784];

e.               filed, on October 2, 2017, (i) the Second Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Docket No. 832] and (ii) the Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Docket No. 835];

f.                obtained, on October 5, 2017, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 860] (the “Disclosure Statement Order”) approving of the Disclosure Statement, solicitation procedures (the “Solicitation Procedures”), and related notices, forms, and ballots (collectively, the “Solicitation Packages”);

g.               caused the Solicitation Packages and notices of non-voting status to holders of unimpaired claims conclusively presumed to accept the plan (the “Notice to Unimpaired Claim Holders”) and of the Confirmation Hearing and the deadline for objecting to confirmation of the Plan and opting out of the third-party release to be distributed beginning on or about October 6, 2017 (the “Solicitation Date”), in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Disclosure Statement Order, and the Solicitation Procedures, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 981] (the “Solicitation Affidavit”);

h.              caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published on October 9, 2017, or as soon as reasonably practicable thereafter, in The Wall Street Journal, USA Today (national edition), the Houston Chronicle, the East County Times, the Desert Dispatch, the Inland Valley Daily Bulletin, the Tri County Sentinel, the Santa Barbara News Press, the Osceola News Gazette Weekly, the Sandwich Enterprise, the Choctaw Plain Dealer, the Rockland Journal News, the Avon Lake Press, the Warren Tribune Chronicle, the Pittsburgh Post-Gazette, and the Gettysburg Times, as evidenced by the Affidavits of Publication of Confirmation Hearing Notice [Docket Nos. 1008—1023] (collectively, the “Publication Affidavits”);

i.                  filed on October 31, 2017, the Plan Supplement for the Second Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Docket No. 1047] and amendments to exhibits to the Plan Supplement filed thereafter [Docket Nos. 1068, 1212, 1216, 1220] (as may be subsequently modified, supplemented, or otherwise amended from time to time, the “Plan Supplement”);

j.                 filed on November 3, 2017, the Motion for Entry of an Order (I) Approving a Global Settlement and (II) Granting Related Relief [Docket No. 1069] (the “GAG 9019 Motion”);

k.              filed on November 9, 2017, the Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC, Regarding Voting and Tabulation of Ballots Cast on the Second Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates [Docket No. 1136] (the “Voting Report”);

l.                  filed, on December 10, 2017, the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Docket No. 1215]; and

m.          filed on December 10, 2017, the Debtors’ Memorandum of Law in Support of Confirmation of Debtors’ Third Amended Joint Plan of Reorganization [Docket No. 1217] (the “Confirmation Brief”).

This Court having:

a.              entered the Disclosure Statement Order on October 5, 2017;

b.              set November 6, 2017, at 4:00 p.m. (prevailing Central Time) as the deadline for voting on the Plan and deadline for filing objections in opposition to the Plan;

c.               set December 12, 2017, at 9:00 a.m. (prevailing Central Time) as the date and time for the commencement of the Confirmation Hearing in accordance with Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

d.              reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Voting Report, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of these Chapter 11 Cases;

e.               held the Confirmation Hearing;

f.                heard the statements and arguments made by counsel in respect of Confirmation;

g.               considered all oral representations, live testimony, written direct testimony, designated deposition testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing;

h.              entered rulings on the record at the Confirmation Hearing held on December 12, 2017 (the “Confirmation Ruling”);

i.                  entered an order approving the GAG 9019 Motion (the “GAG 9019 Order”);

j.                 overruled any and all objections to the Plan and to Confirmation, except as otherwise stated or indicated on the record, and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated; and

k.              taken judicial notice of all papers and pleadings filed in these Chapter 11 Cases.

NOW, THEREFORE, after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact, conclusions of law, and order:

I.     FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.                                    Jurisdiction and Venue.

1.     Venue in this Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409.  Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2).  The Court has subject matter jurisdiction over this matter under 28 U.S.C. § 1334.  The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed and to enter a final order with respect thereto.

B.                                    Eligibility for Relief.

2.             The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

C.                                    Commencement and Joint Administration of these Chapter 11 Cases.

3.             On the Petition Date, the Debtors commenced these Chapter 11 Cases.  On June 14, 2017, the Court entered an order [Docket No. 4] authorizing the joint administration of these Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b).  The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No request for the appointment of a trustee or examiner has been made in these Chapter 11 Cases.

D.                                    Plan Supplement.

4.             On October 31, 2017 [Docket No. 1047], the Debtors filed the Plan Supplement with the Court, as amended and supplemented on November 3, 2017 [Docket No. 1068], December 9, 2017 [Docket No. 1212] and December 10, 2017 [Docket Nos. 1216, 1220].  The Plan Supplement complies with the terms of the Plan, and the Debtors provided good and proper notice of the filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the facts and circumstances of these Chapter 11 Cases.  No other or further notice is or will be required with respect to the Plan Supplement.

E.                                    Modifications to the Plan.

5.             Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan described or set forth in this Confirmation Order constitute technical changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest.  These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and solicitation materials served pursuant to the Disclosure Statement Order, and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases.

6.             In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims and Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.  Accordingly, the Plan, as modified, is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.

F.                                     Objections Overruled.

7.             Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is hereby incorporated by reference.  All unresolved objections, statements, and reservations of rights are hereby overruled on the merits.

G.                                   Disclosure Statement Order.

8.             On October 5, 2017, the Court entered the Disclosure Statement Order [Docket No. 860], which, among other things, fixed November 6, 2017, at 4:00 p.m. (prevailing Central Time), as the deadline for voting to accept or reject the Plan, as well as the deadline for objecting to the Plan (the “Voting and Plan Objection Deadline”).

H.                                   Transmittal and Mailing of Materials; Notice.

9.             As evidenced by the Solicitation Affidavit, the Publication Affidavits, and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, the Disclosure Statement Order, the Solicitation Packages, the Confirmation Hearing Notice, the Plan Supplement, and all the other materials distributed by the Debtors in connection with the Confirmation of the Plan in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”), and the procedures set forth in the Disclosure Statement Order.  The Debtors provided due, adequate, and sufficient notice of the Voting and Plan Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any applicable bar dates and hearings described in the Disclosure Statement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Disclosure Statement Order.  No other or further notice is or shall be required.

I.                                        Solicitation.

10.          The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and such solicitation complied with sections 1125 and 1126, and all other applicable sections, of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Disclosure Statement Order, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations.  The Solicitation Packages provided the opportunity for voting creditors to opt in or opt out of the releases.  Non-voting creditors had notice and opportunity to opt out of the releases by notifying the Debtors or otherwise filing a response to the Plan.

J.                                      Voting Report.

11.          Before the Confirmation Hearing, the Debtors filed the Voting Report.  The Voting Report was admitted into evidence during the Confirmation Hearing without objection.  The procedures used to tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations.

12.          As set forth in the Plan and the Disclosure Statement, Holders of Claims in Classes 4 and 5 (collectively, the “Voting Classes”) were eligible to vote to accept or reject the Plan in accordance with the Solicitation Procedures.  Under the Plan, Holders of Claims and Interests in Classes 1, 2, 3, and 6 (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan.  Under the Plan, Holders of Claims or Interests in Classes 8 and 9 (collectively, the “Deemed Rejecting Classes”) are Impaired under the Plan, are entitled to no recovery under the Plan, and are therefore deemed to have rejected the Plan.  Holders of Intercompany Claims and Interests in Class 7 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan.

13.          As evidenced by the Voting Report, each Voting Class voted to accept the Plan.

K.                                   Bankruptcy Rule 3016.

14.          The Plan and all modifications thereto are dated and identify the Entities submitting them, thereby satisfying Bankruptcy Rule 3016(a).  The Debtors appropriately filed the Disclosure Statement and Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b).  The injunction, release, and exculpation provisions in the Disclosure Statement and Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

L.                                    Burden of Proof.

15.          The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation.  Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) by clear and convincing evidence.  Each witness who testified on behalf of the Debtors in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.

M.                                 Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

16.          The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows:

a.             Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

17.          The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code.

i.                                         Sections 1122 and 1123(a)(1)—Proper Classification.

18.          The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code.  In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into nine different Classes, based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, Professional Fee Claims, LC Facility Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and are required not to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code).  Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plan, the classifications were not implemented for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims and Interests.

19.          In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests substantially similar to the other Claims or Interests within that Class.  Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

ii.                                     Sections 1123(a)(2)—Specification of Unimpaired Classes.

20.          Article III of the Plan specifies that Claims in the Deemed Accepting Classes are Unimpaired under the Plan.  In addition, Article II of the Plan specifies that Administrative Claims and Priority Tax Claims are Unimpaired, although the Plan does not classify these Claims.  Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

iii.                                 Sections 1123(a)(3)—Specification of Treatment of Impaired Classes.

21.          Article III of the Plan specifies the treatment of each Impaired Class under the Plan.  Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

iv.                                  Sections 1123(a)(4)—No Discrimination.

22.          Article III of the Plan provides the same treatment to each Claim or Interest in any particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest.  Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

v.                                      Section 1123(a)(5)—Adequate Means for Plan Implementation.

23.                               The Plan and the various documents included in the Plan Supplement provide adequate and proper means for the Plan’s execution and implementation, including:  (a) the restructuring of the Debtors’ balance sheet and other financial transactions provided for by the Plan; (b) the Third-Party Sale Transactions (if any) and Liquidating Trust (if any); (c) the New Organizational Documents; (d) the NRG Settlement Agreement; (e) the consummation of the transactions contemplated by the Restructuring Support Agreement, including the Transition Services Agreement, the Pension Indemnity Agreement, the Employee Matters Agreement, the Tax Matters Agreement, New Exit Credit Facility Documents, the New Senior Secured Notes Documents, and the New Subordinated Notes Documents; (f) the cancellation of certain existing agreements, obligations, instruments, and Interests; (g) the continuance of certain agreements, obligations, instruments, and Interests, as provided in Article III of the Plan; (h) the GenMA Settlement; (i) the vesting of the assets of the Estates in the Reorganized Debtors or purchaser pursuant to a Third-Party Sale Transaction; and (j) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan.  Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

vi.                                  Section 1123(a)(6)—Non-Voting Equity Securities.

24.                               The New Organizational Documents prohibit the issuance of non-voting securities.  Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

vii.                              Section 1123(a)(7)—Directors, Officers, and Trustees.

25.                               The Plan and Plan Supplement disclose the process by which individuals who will serve as a director on the Reorganized GenOn Board will be chosen.  On the Effective Date, the

Reorganized GenOn Board will consist of individuals selected solely by the GenOn Steering Committee in accordance with the New Organizational Documents.  After the Confirmation Date and before the Effective Date, the Debtors’ directors, including their current independent directors and corresponding independent governance committee, will continue to serve on the Debtors’ Board of Directors.  After the Effective Date, no directors or officers of the Reorganized Debtors shall be affiliated with NRG.  This manner of selection is consistent with the interests of creditors and equity holders and public policy.  Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

b.                                      Section 1123(b)—Discretionary Contents of the Plan.

26.                               The Plan contains various provisions that may be construed as discretionary but not necessary for Confirmation under the Bankruptcy Code.  Any such discretionary provision complies with section 1123(b) of the Bankruptcy Code and is not inconsistent with the applicable provisions of the Bankruptcy Code.  Thus, the Plan satisfies section 1123(b).

i.                                         Impairment or Unimpairment of Any Class of Claims or Interests.

27.                               Pursuant to the Plan, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

ii.                                     Assumption and Rejection of Executory Contracts and Unexpired Leases.

28.                               Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases as of the Effective Date unless such Executory Contract or Unexpired Lease:  (a) was previously assumed or rejected; (b) is identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (c) is the subject of a motion to reject an Executory Contract or Unexpired Lease that is pending on the Confirmation Date; (d) is subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; or (e) is assumed and assigned to a Purchaser pursuant to any Third-Party Sale Transaction Documents.

iii.                                 Compromise and Settlement.

29.                               In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan and with the support of the Consenting Parties, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that all Holders of Claims or Interests may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. Such compromise and settlement is fair, equitable, and reasonable and in the best interests of the Debtors and their Estates.

30.                               The Plan incorporates an integrated compromise and settlement (the “Settlement”) of numerous claims, issues and disputes designed to achieve a beneficial and efficient resolution of these Chapter 11 Cases for all parties in interest.  Accordingly, in consideration for the distributions and other benefits provided under the Plan, including the release, exculpation, and injunction provisions, the Plan shall constitute a good-faith compromise and settlement of all claims and controversies resolved pursuant to the Plan, including issues and disputes related to Avoidance Action claims, and certain Claims and Causes of Action related to, arising from, or asserted in the Services Agreement, the Noteholder Litigation, the Prepetition Asset Sale Transactions, the Development Projects, breaches of fiduciary duty, fraudulent transfers, insider preferences, alter ego claims and theories, and the NRG Litigation Claims.  Each component of the compromise and settlement, including the releases in Article IX of the Plan, the treatment of Claims (including the treatment of GenOn Notes Claims in Class 4 and

GAG Notes Claims in Class 5) under the Plan, the NRG Settlement Payment and Services Credit, the NRG Settlement Agreement, the Tax Matters Agreement, the Pension Indemnity Agreement, the Employee Matters Agreement, the Transition Services Agreement, the Cooperation Agreement, the GenMA Settlement, and the payment of the Restructuring Expenses, is an integral  part of the Settlement.

31.                               Based on the record at the Confirmation Hearing and these Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the Settlement incorporated in the Plan, because, among other things: (i) the Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving such claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (ii) absent the Settlement, there is a likelihood of complex and protracted litigation involving, among other things, the settled claims and disputes, with the attendant expense, inconvenience and delay that has a possibility to derail the Debtors’ reorganization efforts; (iii) each of the parties supporting the Settlement, including the Debtors, NRG, and the Consenting Noteholders, are represented by knowledgeable, competent, and experienced counsel; (iv) the Settlement is the product of arm’s-length bargaining and good faith negotiations between sophisticated parties; (v) the Settlement is fair, equitable, and reasonable and in the best interests of the Debtors, Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest; (vi) the Settlement will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business; and (vii) the Settlement is essential to the successful implementation of the Plan.

32.                               The releases of the Debtors’ directors and officers as set forth in and subject to the terms of the Plan are an integral component of the Settlement.   The Debtors’ directors and officers: (a) made a substantial and valuable contribution to the Debtors’ restructuring and the estates;   (b) invested significant time and effort to make the restructuring a success and preserve the value of the Debtors’ estates in a challenging environment; (c) attended numerous board meetings related to the restructuring and formed a restructuring committee, which met frequently and directed the restructuring negotiations that led to the Restructuring Support Agreement and the Plan; and (d) are entitled to indemnification from the Debtors under state law, organizational documents, and certain agreements.  Litigation by the Debtors against the Debtors’ directors and officers would be a distraction to the Debtors’ business and restructuring and would decrease rather than increase the value of the estates.  The releases of the Debtors’ directors and officers contained in the Plan have the consent of the Debtors and the Releasing Parties and are in the best interests of the estates.

iv.                                  GenMA Settlement.

33.                               In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, the provisions of the GenMA Settlement by and between the GenMA Settlement Parties constitute a good-faith compromise of any and all claims, including those by, through, or under GenMA against GenOn.  Such compromise and settlement is fair, equitable, and reasonable and in the best interests of the Debtors and their Estates.

34.                               Based upon the record at the Confirmation Hearing and these Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the GenMA Settlement, because, among other things: (i) the GenMA Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving such claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (ii) absent the GenMA Settlement, there is a likelihood of complex and protracted litigation involving, among other things, the settled claims and disputes, with the attendant expense, inconvenience and delay that has a possibility to derail the Debtors’ reorganization efforts; (iii) each of the parties supporting the GenMA Settlement, including the Debtors, NRG, the Consenting Noteholders, GenMA, and the Owner Lessor Plaintiffs, are represented by knowledgeable, competent, and experienced counsel; (iv) the GenMA Settlement is the product of arm’s-length bargaining and good faith negotiations between sophisticated parties; (v) the GenMA Settlement is fair, equitable, and reasonable and in the best interests of the Debtors, Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest; (vi) the GenMA Settlement will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business; and (vii) the GenMA Settlement is essential to a consensual confirmation of the Plan.

35.                               Notwithstanding anything in the Plan to the contrary, this Confirmation Order shall constitute all necessary approvals for the Debtors or Reorganized Debtors, as applicable, to implement the terms of the GenMA Settlement, enter into definitive documentation associated therewith and utilize estate resources in furtherance thereof, as applicable, consistent with the terms of the GenMA Settlement Term Sheet, and without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization or approval of any person, other than the approval of the GenMA Settlement Parties and GenOn Steering Committee of the definitive documentation to implement the GenMA Settlement.  GenOn, GenMA, the other GenMA Settlement Parties, and the GenOn Steering Committee shall cooperate in good faith to negotiate definitive documentation consistent with the GenMA Settlement Term Sheet and otherwise reasonably satisfactory to the GenMA Settlement Parties and pursue consummation of the GenMA Settlement.

v.                                      Debtor Release.

36.                               The releases of claims and Causes of Action by the Debtors described in Article IX.E of the Plan in accordance with section 1123(b)(3)(A) of the Bankruptcy Code represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019 (the “Debtor Release”).  The Debtors’ or the Reorganized Debtors’ pursuit of any such claims against the Released Parties is not in the best interest of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such claims.  The Debtor Release is fair and equitable and complies with the absolute priority rule.

37.                               Creditors have overwhelmingly voted in favor of the Plan, including the Debtor Release.  The Plan, including the Debtor Release, was negotiated before and after the Petition Date by sophisticated parties represented by able counsel and financial advisors.  The Debtor Release is therefore the result of an arm’s-length negotiation process.

38.                               The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process.  Specifically, the Released Parties under the Plan—including Consenting Noteholders, the GenOn Steering Committee, the GenOn Ad Hoc Group, the GAG Steering Committee, the GAG Ad Hoc Group, the NRG Parties, the Backstop Parties, Citibank, any Purchaser, GenMA and certain of its stakeholders (including, with respect to the Owner Lessor Plaintiffs, their direct and indirect equity holders, indenture trustees, pass-through trustees and pass-through certificate holders)—made and/or continue to make significant concessions and contributions to these Chapter 11 Cases, including, as applicable, entering into the Restructuring Support Agreement and related agreements, actively supporting the Plan and these Chapter 11 Cases, waiving substantial rights and Claims against the Debtors under the Plan, providing approximately $261.3 million in Cash to fund distributions under the Plan, committing to backstop the Exit Financing, providing a post-petition letter of credit facility, and consummating the Third-Party Sales Transactions, if any, the proceeds from which will fund payments or distributions pursuant to the Plan.  The Debtor Release for the Debtors’ directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, waived contractual and statutory Claims against the Debtors, supported the Plan and these Chapter 11 Cases, and actively participated in meetings, negotiations, and implementation during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization.

39.                               The scope of the Debtor Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases.  In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan, the Debtor Release is appropriate.

vi.                                  Release by Holders of Claims and Interests.

40.                               The release by the Releasing Parties (the “Third Party Release”) set forth in Article IX.F of the Plan is an essential provision of the Plan.  The Third Party Release is:  (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the claims and Causes of Action released by the Third Party Release; (c) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders, and is important to the overall objectives of the Plan to finally resolve certain claims among or against certain parties in interest in these Chapter 11 Cases; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) a bar to any of the Releasing Parties asserting any claim or Cause of Action released by the Third

Party Release against any of the Released Parties; and (g) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

41.                               The Third Party Release is an integral part of the Plan that is overwhelmingly supported by the Debtors’ creditors and provides a meaningful recovery to all of the Debtors’ creditors.  Like the Debtor Release, the Third Party Release facilitated participation in both the Plan and the chapter 11 process generally.  The Third Party Release is instrumental to the Plan and was critical in incentivizing the Released Parties to support the Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests.  The Third Party Release was a core negotiation point in connection with the Restructuring Support Agreement and instrumental in developing a Plan that maximized value for all of the Debtors’ creditors and kept the Debtors intact as a going concern.  The Third Party Release is necessary to the restructuring.

42.                               Furthermore, all Releasing Parties were provided notice of these Chapter 11 Cases, the Plan, and the deadline to object to confirmation of the Plan.  All Releasing Parties were properly informed that, (a) if they are Holders of Claims entitled to vote, they could opt out of being a Releasing Party under the Plan, as indicated in bold-faced type on the ballot or, (b) for Holders of Claims against the Debtors not entitled to vote on the Plan, that if they did not file an objection with the Court in these Chapter 11 Cases opting out of the inclusion of such Holder as a Releasing Party under the provisions contained in Article IX of the Plan that they would be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties.  Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the ballots, and the applicable notices.

Accordingly, because Holders of Claims and Interests were provided with notice and the right to opt out of the Third Party Release, the Third Party Release is consensual.

43.                               The scope of the Third Party Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases, and parties in interest received due and adequate notice of the Third Party Release.  Among other things, the Plan provides appropriate and specific disclosure with respect to the claims and Causes of Action that are subject to the Third Party Release, and no other disclosure is necessary.  The Debtors, as evidenced by the Solicitation Affidavit, provided sufficient notice of the Third Party, and no further or other notice is necessary.

44.                               Moreover, the Released Parties have made a substantial contribution to the Debtors’ reorganization.  Among other things (a) the Consenting GenOn Noteholders, the GenOn Notes Trustee, the GenOn Steering Committee and the GenOn Ad Hoc Group agreed to (i) support the Plan and (ii) accept an approximate estimated recovery of 61.6%—77.6% in full satisfaction of the GenOn Notes Claims; (b) the Consenting GAG Noteholders, the GAG Notes Trustee, the GAG Steering Committee and the GAG Ad Hoc Group agreed to (i) support the Plan and (ii) accept an approximate estimated recovery of 94% as full satisfaction of the GAG Notes Claims; (c) the NRG Parties agreed to (i) support the Plan; (ii) make the NRG Settlement Payment of approximately $261.3 million in Cash to fund distributions under the Plan; (iii) indemnify certain historic pension obligations of the Debtors at approximately $120 million and satisfy approximately $13.2 million in annual contribution obligations for 2017 and satisfy certain 2018 pension funding obligations as provided in the Pension Indemnity Agreement; and (iv) provide the Debtors with certain credits as provided for in the NRG Settlement Agreement, Transition Services Agreement, and Cooperation Agreement; (d) the Backstop Parties agreed to backstop the Exit Financing; (e) Citibank agreed to serve as issuing bank, sole lead arranger and sole bookrunner for the Citibank LC Facility, a post-petition replacement of the NRG LC Facility in connection with the Debtors’ transition to a standalone enterprise; and (f) any Purchaser that consummates a Third-Party Sale Transaction will provide Sale Proceeds to make payments or distributions pursuant to the Plan.

45.                               The Third Party Release is specific in language, integral to the Plan, a condition of the settlement, and given for substantial consideration.  In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Third Party Release to the Plan, the Third Party Release is appropriate.

vii.                              Exculpation.

46.                               The exculpation provisions set forth in Article IX.G of the Plan are essential to the Plan.  The record in these Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article IX.G of the Plan, which are appropriately tailored to protect the Exculpated Parties from inappropriate litigation.

viii.                          Injunction.

47.                               The injunction provisions set forth in Article IX.H of the Plan are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the discharge, the Debtor Release, the Third Party Release, and the exculpation provisions in Article IX.G of the Plan.  Such injunction provisions are appropriately tailored to achieve those purposes.

ix.                                  Preservation of Claims and Causes of Action.

48.                               Article IV.T of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code.  Causes of Action not released by the Debtors or exculpated under the Plan will be retained by the Reorganized Debtors as provided by the Plan.  The Plan is specific with respect to the Causes of Action to be retained by the Debtors, and the Plan and Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Debtors may retain, and all parties in interest received adequate notice with respect to the retention of such Causes of Action.  The provisions regarding Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests.  For the avoidance of any doubt, Causes of Action released or exculpated under the Plan will not be retained by the Reorganized Debtors.

c.                                       Section 1123(d)—Cure of Defaults.

49.                               Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code.  Any monetary defaults under each Assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitations described in Article V.C of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.  Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and nonbankruptcy law.  As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code.  Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

d.                                      Section 1129(a)(2)—Compliance with the Applicable Provisions of the Bankruptcy Code.

50.                               The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code,

including sections 1122, 1123, 1124, 1125, 1126, and 1128, and Bankruptcy Rules 3017, 3018, and 3019.

51.                               The Debtors and their agents solicited votes to accept or reject the Plan after the Court approved the adequacy of the Disclosure Statement pursuant to section 1125(a) of the Bankruptcy Code and in accordance with the Disclosure Statement Order.

52.                               The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article IX.G of the Plan.

53.                               The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan, so long as such distributions are made consistent with and pursuant to the Plan.

e.                                       Section 1129(a)(3)—Proposal of Plan in Good Faith.

54.                               The Debtors have proposed the Plan in good faith and not by any means forbidden by law.  In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan itself, and the process leading to its formulation.  The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, the hearing on the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in these Chapter 11 Cases.

55.                               The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors and officers, NRG, and the Consenting Noteholders.  The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good faith, serve the public interest, and assure fair treatment of Holders of Claims and Interests.  Consistent with the overriding purpose of chapter 11, the Debtors filed these Chapter 11 Cases with the belief that the Debtors were in need of reorganization and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value and for no ulterior purpose.  Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

f.                                        Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable.

56.                               Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or costs and expenses in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable.  Accordingly, the Plan satisfies the requirements of section 1129(a)(4).

g.                                      Section 1129(a)(5)—Disclosure of Directors and Officers and Consistency with the Interests of Creditors and Public Policy.

57.                               The process for the selection of the Reorganized Debtors’ directors and officers, none of whom will be employed by or affiliated with NRG after the Effective Date, was disclosed in the Plan and Plan Supplement.  After the Effective Date, the Reorganized GenOn Board will consist of individuals selected solely by the GenOn Steering Committee (as representatives of the majority of GenOn’s future equity holders) in accordance with the New Organizational Documents.  These appointments are consistent with public policy and the interests of creditors and future equity holders.  After the Confirmation Date and before the Effective Date, the Debtors’ directors, including its current independent directors and corresponding independent governance committee, will continue to serve on the Debtors’ Board of Directors.  The current officers of the Debtors will continue to serve in their capacities as officers of Reorganized GenOn after the Effective Date.  Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

h.                                      Section 1129(a)(6)—Rate Changes.

58.                               The Debtors have obtained the approval of the Federal Energy Regulatory Commission with respect to any proposed rate changes.  Accordingly, the Debtors have satisfied section 1129(a)(6) of the Bankruptcy Code.

i.                                         Section 1129(a)(7)—Best Interests of Holders of Claims and Interests.

59.                               The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, and the facts and circumstances of these Chapter 11 Cases, establishes that each Holder of Allowed Claims or Interests in each Class will recover as much or more value under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such Holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.  As a result, the Debtors have demonstrated that the Plan is in the best interest of their creditors and equity holders and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied.

j.                                         Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Certain Impaired Classes; Fairness of Plan with Respect to Deemed Rejecting Classes.

60.                               The Deemed Accepting Classes are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Nevertheless, because the Plan has not been accepted by the Deemed Rejecting Classes, the Debtors seek Confirmation under section 1129(b), rather than section 1129(a)(8), of the Bankruptcy Code.  Although section 1129(a)(8) has not been satisfied with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below.  As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied.

k.                                      Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

61.                               The treatment of Administrative Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

l.                                         Section 1129(a)(10)—Acceptance by at Least One Impaired Class.

62.                               As set forth in the Voting Report, each Impaired Class that was entitled to vote on the Plan has voted to accept the Plan.  Specifically, Holders of Claims in Classes 4 and 5 voted to accept the Plan.  As such, there is at least one Class of Claims that is Impaired under the Plan and has accepted the Plan, determined without including any acceptance of the Plan by any insider (as defined by the Bankruptcy Code).  Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

m.                                  Section 1129(a)(11)—Feasibility of the Plan.

63.                               The Plan satisfies section 1129(a)(11) of the Bankruptcy Code.  The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing:  (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization; (d) establishes that the Debtors will have sufficient funds available to meet their obligations under the Plan—including sufficient amounts of Cash to reasonably ensure payment of, among other things, Allowed Claims, Allowed Administrative Claims, Allowed LC Facility Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, Allowed Other Priority Claims, Allowed Revolving Credit Facility Claims, and Allowed General Unsecured Claims that will receive cash distributions pursuant to the terms of the Plan and other expenses in accordance with the terms of the Plan and section 507(a) of the Bankruptcy Code; and (e) establishes that the Debtors or the Reorganized Debtors, as applicable, will have the financial wherewithal to pay any Claims that accrue, become payable, or are allowed by Final Order following the Effective Date.

n.                                      Section 1129(a)(12)—Payment of Statutory Fees.

64.                               Article II.E of the Plan provides that all fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Court at the Confirmation Hearing in accordance with section 1128 of the Bankruptcy Code, will be paid by the applicable Debtor (on the Effective Date) or each of the applicable Reorganized Debtors for each quarter (including any fraction of a quarter) until these Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.  Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

o.                                      Section 1129(a)(13)—Retiree Benefits.

65.                               Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Article IV.W of the Plan, the Reorganized Debtors or NRG will continue to pay all obligations on account of retiree benefits (as such term is used in section 1114 of the Bankruptcy Code) under any plan, fund, or program maintained or established by the Debtors prior to the Petition Date, if any, on and after the Effective Date in accordance with applicable law.  The Debtors may approve, assume, and if currently provided by NRG, adopt, in each instance with the consent of the GenOn Steering Committee (such consent not to be unreasonably withheld), retiree benefit obligations for current and former employees of the Debtors or any employees of NRG transferred to the Reorganized Debtors as of the Effective Date.  As a result, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

p.                                      Section 1129(a)(14), (15), and (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations.

66.                               The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations.  Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases.

q.                                      Section 1129(b)—Confirmation of Plan over Non-Acceptance of Impaired Classes.

67.                               Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because:  (a) each Voting Class voted to accept the Plan; and (b) the Plan does not discriminate unfairly and is fair and equitable with respect to the Claims and Interests in the Deemed Rejecting Classes.  As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code.  Thus, the Plan may be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied.  After entry of this Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding upon the members of the Deemed Rejecting Classes.

r.                                       Section 1129(c)—Only One Plan.

68.                               Other than the Plan (including previous versions thereof), no other plan has been filed in these Chapter 11 Cases.  Accordingly, the requirements of section 1129(c) of the Bankruptcy Code are satisfied.

s.                                        Section 1129(d)—Principal Purpose of the Plan Is Not Avoidance of Taxes or Section 5 of the Securities Act.

69.                               No Governmental Unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.  As evidenced by its terms, the principal purpose of the Plan is not such avoidance.  Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

t.                                         Section 1129(e)—Not Small Business Cases.

70.                               These Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases.

u.                                      Satisfaction of Confirmation Requirements.

71.                               Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

v.                                      Good Faith.

72.                               The Debtors have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Estates for the benefit of their stakeholders.  The Plan accomplishes this goal.  Accordingly, the Debtors or the Reorganized Debtors, as appropriate, have been, are, and will continue acting in good faith if they proceed to:  (a) consummate the Plan, the Restructuring Transactions, the Third-Party Sale Transactions, the Exit Financing, the New Subordinated Notes, and the agreements, settlements, transactions, and transfers contemplated thereby (in each case subject to the consultation and consent rights set forth in the Plan); and (b) take the actions authorized and directed or contemplated by this Confirmation Order.  Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

w.                                    Conditions to Effective Date.

73.                               The Plan shall not become effective unless and until the conditions set forth in Article X.B of the Plan have been satisfied or waived pursuant to Article X.C of the Plan.

x.                                      Implementation.

74.                               All documents and agreements necessary to implement transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law.  The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

y.                                      Vesting of Assets.

75.                               Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors, including interests held by the Debtors in Non-Debtor Subsidiaries, pursuant to the Plan shall vest in each respective Reorganized Debtor of purchaser, if any, pursuant to a Third-Party Sale Transaction, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

z.                                       Treatment of Executory Contracts and Unexpired Leases.

76.                               Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, the Plan provides for the assumption and rejection of certain Executory Contracts and Unexpired Leases.  The Debtors’ determinations regarding the assumption and rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, Holders of Claims and other parties in interest in these Chapter 11 Cases.

II.    ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

77.                               This Confirmation Order confirms the Plan in its entirety.

78.                               The GAG 9019 Order is incorporated herein in its entirety.

79.                               This Confirmation Order approves the Plan Supplement, including the documents contained therein that may be amended through and including the Effective Date in accordance with and as permitted by the Plan.  The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict.

80.                               All Holders of Claims that voted to accept the Plan are conclusively presumed to have accepted the Plan as modified.

81.                               The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including:  (a) the Debtors; (b) the Consenting Parties; (c) all Holders of Claims and Interests; and (d) any parties in interest that objected to the Plan.

82.                               The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

A.                                    Objections.

83.                               To the extent that any objections (including any reservations of rights contained therein) to Confirmation have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits.

B.                                    Findings of Fact and Conclusions of Law.

84.                               The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014.  All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation, including the Confirmation Ruling, are hereby incorporated into this Confirmation Order.  To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such.  To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

C.                                    General Settlement of Claims and Interests.

85.                               Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved pursuant to the Plan.  All distributions made to holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

D.                                    The NRG Settlement.

86.                               The Plan shall be deemed a motion to approve the good-faith compromise and settlement pursuant to which the Debtors, the Consenting Noteholders, and NRG settle all claims, Interests, and Causes of Action pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims, Interests, Causes of Action and controversies resolved pursuant to the NRG Settlement, as embodied in the Settlement.

87.                               This Confirmation Order shall constitute the Court’s approval of the compromise, settlement, and release of all such Claims, Interests, and Causes of Action, as well as a finding by the Court that, in the context of a consummated Plan, all such compromises, settlements, and releases, including the NRG Settlement, are in the best interests of the Debtors, the Estates, and the Holders of Claims, Interests, and Causes of Action, and is fair, equitable, and reasonable.  Accordingly, the Debtors and the Reorganized Debtors, as applicable, are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary to appropriate or consummate the NRG Settlement Agreement and the NRG Settlement embodied therein.

88.                               For the avoidance of doubt, the NRG Settlement Agreement, the Transition Services Agreement, the Cooperation Agreement, the Tax Matters Agreement, the Pension Indemnity Agreement, and the Employee Matters Agreement and their approval by this Confirmation Order shall survive any revocation or nonoccurrence of the Effective Date, shall be enforceable with respect to any future plan filed by the Debtors, and no future plan entered in these Chapter 11 Cases shall negatively affect or limit the effectiveness and finality of the NRG Settlement, notwithstanding its embodiment in this Confirmation Order and certain of the Plan Supplement documents.

89.                               Upon GenOn’s receipt and acceptance of the NRG Settlement Payment and all other consideration required to be delivered pursuant to the NRG Settlement Agreement, each of the NRG Parties, the Debtors, and the Non-Debtor Subsidiaries that are Releasing Parties (collectively, the “NRG Settlement Agreement Releasing Parties”) shall mutually release each other and their respective (a) current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equityholders, funds, portfolio companies, and management companies, and (b) current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, trustees investment bankers, and other professional advisors (collectively, the “NRG Settlement Agreement Released Parties”)(3) from any and all claims and Causes of Action, arising at any time before and including the effective date of the NRG Settlement Agreement from, in connection with, or relating in any way to (i) the Settled Claims, (ii) the Restructuring or the Restructuring Transactions, or (iii) the Chapter 11 Cases, in each case subject to the exclusions and limitations set forth in Paragraph 6.C of the NRG Settlement Agreement (the “NRG Settlement Agreement Release”).  The NRG Settlement Agreement Release, the effectiveness of which may occur prior to the Effective Date, shall be complementary to, and operate in conjunction with, the releases, discharge, exculpations, and injunctions set forth in Article IX of the Plan that will become effective upon the occurrence of the Effective Date; provided, that, for the avoidance of doubt, the NRG Settlement Agreement Releasing Parties shall not release the NRG Settlement Agreement Released Parties from any ordinary course commercial claims that arose or arise after the Petition Date but before the Effective Date.

E.                                    The GenMA Settlement.

90.                               The Plan shall be deemed a motion to approve the good-faith compromise and settlement pursuant to which GenOn, NRG, the Consenting Noteholders, GenMA and certain of its stakeholders (including the Owner Lessor Plaintiffs) settle all claims, Interests, Causes of Action to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases and other benefits provided under the Plan, upon the consummation of the GenMA Settlement, the provisions of the Plan shall constitute a good faith

(3)         For the avoidance of doubt, any party in interest that opts out of the Third Party Release—and thus is neither a Releasing Party nor Released Party under the Plan—shall likewise not be a NRG Settlement Agreement Releasing Party or a NRG Settlement Agreement Released Party under the NRG Settlement Agreement.

compromise and settlement of all claims, Interests, Causes of Action and controversies resolved pursuant to the GenMA Settlement, as embodied in the GenMA Settlement Term Sheet.

91.                               This Confirmation Order shall constitute the Court’s approval of the compromise, settlement, and release of all such Claims, Interests, and Causes of Action, subject to the terms and conditions of the Plan and the GenMA Settlement, as well as a finding by the Court that all such compromises, settlements, and releases pursuant to the GenMA Settlement, are in the best interests of the Debtors, the Estates, and the Holders of Claims, Interests, and Causes of Action, and is fair, equitable, and reasonable.  Accordingly, the Debtors and the Reorganized Debtors, as applicable, are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary to appropriate or consummate the GenMA Settlement.

92.                               Notwithstanding anything to the contrary in the Plan, Claims by GenMA against the Debtors, whether arising out of the sale-leaseback transactions by GenMA or otherwise, shall be subject to discharge upon the consummation of the GenMA Settlement.  GenMA shall be deemed a Releasing Party upon consummation of the GenMA Settlement.  Upon consummation of the GenMA Settlement, GenMA shall irrevocably be a Releasing Party.  To the extent the GenMA Settlement is not consummated, GenMA retains the right to opt out of the Third-Party Release prior to the Effective Date.

93.                               The definition of “OL-Related Parties” in Article I of the Plan is hereby amended and restated as follows: “‘OL-Related Parties’ means the direct and indirect equity holders of the Owner Lessor Plaintiffs.”

F.                                     Corporate Action.

94.                               All actions contemplated by the Plan are deemed authorized and deemed approved in all respects, including, as applicable:  (a) the implementation of the Restructuring

Transactions; (b) the selection of the directors and officers for Reorganized GenOn and the other Reorganized Debtors; (c) the incurrence of the Exit Financing; (d) the issuance and/or execution of the Exit Financing and the distribution of the proceeds thereof in accordance with the Plan; (e) the incurrence of the New Subordinated Notes; (f) the issuance of the New Subordinated Notes; (g) the adoption of a Management Incentive Plan, if any, by the New Board of Reorganized GenOn and grant of awards, if any, thereunder; (h) the issuance and distribution of New Common Stock, including on the Effective Date and/or in connection with clause (e) hereof; (i) the approval and implementation of the NRG Settlement; (j) payment of distributions to Holders of the GAG Notes Claims (whether before, on, or as soon as reasonably practicable after the Effective Date); and (k) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date); provided that, with respect to any Third-Party Sale Transactions consummated prior to the Effective Date, all actions necessary to consummate such Third-Party Sale Transaction in accordance with the terms of this Plan are deemed authorized and approved as of the Sale Closing Date applicable to such Third-Party Sale Transaction (subject to the consultation and consent rights set forth in the Plan).  Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Reorganized GenOn and the other Reorganized Debtors, and any corporate action required by the Debtors, Reorganized GenOn, or the other Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized GenOn, or the other Reorganized Debtors.

95.                               On or (as applicable) before the Effective Date, the appropriate officers of the Debtors, Reorganized GenOn, or the other Reorganized Debtors are authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of Reorganized GenOn and the other Reorganized Debtors, including the New Exit Financing Documents, the Exit Financing, if any, the New Common Stock, and any and all other agreements, documents, securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court.  The authorizations and approvals contemplated by Article IV.P of the Plan and this Confirmation Order shall be effective notwithstanding any requirements under non-bankruptcy law.

G.                                   Restructuring Transactions.

96.                               On the Effective Date, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any Restructuring Transactions, including: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution or other certificates or documentation for other transactions as described in clause (a), pursuant to applicable state law; (d) if implemented pursuant to the Plan, all transactions necessary to provide for the purchase of substantially all of the assets or Interests of any of the Debtors, which purchase may be structured as a taxable transaction for United States federal income tax purposes on the terms set forth in the Restructuring Transactions Memorandum, which shall be consistent in all respects with the Restructuring Support Agreement; (e) if not earlier executed and delivered pursuant to the last sentence of this paragraph 88, the execution and delivery of (i) the Pension Indemnity Agreement, (ii) the Employee Matters Agreement, (iii) the Cooperation Agreement, (iv) the Tax Matters Agreement, (v) the Transition Services agreement and (vi) any transition services agreement with a Prospective Buyer (as defined in the Transitions Services Agreement); (f) the execution and delivery of the New Exit Credit Facility Documents and the performance of such Reorganized Debtors’ obligations thereunder (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (g) the execution and delivery of the New Senior Secured Notes Documents and New Subordinated Notes Documents, if any, and the performance of such Reorganized Debtors’ obligations thereunder (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable, including, for the avoidance of doubt, payment of the Backstop Fee), and the issuance and distribution of the New Senior Secured Notes and, if applicable, the New Subordinated Notes; (h) the adoption of a Management Incentive Plan, if applicable, on the terms and conditions set by the Reorganized GenOn Board after the Effective Date; (i) the establishment of the Liquidating Trust (if any); (j) the establishment by GenOn and its subsidiaries of separate benefit and pension plans for their employees; and (k) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions.  Additionally, prior to the Effective Date, the Debtors may take all actions as may be necessary or appropriate to effectuate transactions that are intended to be implemented prior to the Effective Date, including the execution and delivery of any agreement necessary to transition the Shared Services from NRG to new service providers prior to the Effective Date, the Pension Indemnity Agreement, the Employee Matters Agreement, the Cooperation Agreement, the Tax Matters Agreement, the Transition Services Agreement and any transition services agreement with a Prospective Buyer (as defined in the Transitions Services Agreement).

H.                                   Plan Implementation Authorization.

97.                               The Debtors or the Reorganized Debtors, as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document related to the Plan, as the same may be modified, amended and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Court or other approvals, authorizations, or consents, except for the reasonable approval of the GenMA Settlement Parties and GenOn Steering Committee of the definitive documentation to implement the GenMA Settlement.  To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.  Pursuant to section 303 of the General Corporation Law of the State of Delaware and any comparable provision of the business corporation laws of any other state, as applicable, no action of the Debtors’ boards of directors or the Reorganized Debtors’ boards of directors will be required to authorize the Debtors or Reorganized Debtors, as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, release, or other agreement or document related to the Plan, and following the Effective Date, each of the Plan documents will be a legal, valid, and binding obligation of the Debtors or Reorganized Debtors, as applicable, enforceable against the Debtors and the Reorganized Debtors in accordance with the respective terms thereof.  The Debtors may also take additional steps on the Effective Date to consolidate and streamline their organization, including, among other things, the merger, liquidation, or consolidation of one or more of the Debtors or Reorganized Debtors.

I.             Third-Party Sale Transactions.

98.          The Debtors and the Purchasers are authorized to take all actions as may be deemed necessary or appropriate to consummate any Third-Party Sale Transactions pursuant to the terms of the Plan (including, for the avoidance of doubt, the consultation and consent rights set forth in the Plan), any Third-Party Sale Transaction Documents, and this Confirmation Order, and any such Third-Party Sale Transactions shall be free and clear of any Liens, Claims, Interests, and encumbrances pursuant to sections 363 and 1123 of the Bankruptcy Code as of the earlier of the Sale Closing Date and the Effective Date.  On and after the Effective Date (or the Sale Closing Date with respect to any Debtors, the Interests in which are transferred under any Third-Party Sale Transaction consummated prior to the Effective Date, and with respect to assets or properties of Debtors that are transferred under such Third-Party Sale Transaction), except as otherwise provided in the Plan, the Debtors, the Reorganized Debtors, or the Purchaser, as applicable, may operate their businesses and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.  Neither any Purchaser nor any of its Affiliates shall be deemed to be a successor of the

Debtors.  Entry of this Confirmation Order shall constitute approval of the Third-Party Sale Transactions and Third-Party Sale Transaction Documents.

J.                                      Exit Financing.

99.          On the Effective Date, the Reorganized Debtors, any Non-Debtor Subsidiaries agreed to by the Debtors and the Exit Financing Parties are authorized to consummate the Exit Financing, subject to negotiation and execution of definitive documents acceptable to the Debtors and the Exit Financing Parties.  This Confirmation Order constitutes approval of the Exit Financing, the New Exit Financing Documents, and/or the Backstop Commitment Letter (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Bankruptcy Court previously, and the Reorganized Debtors are authorized to execute and deliver any and all documents necessary or appropriate to consummate the Exit Financing, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person.  On and after the Effective Date, the New Exit Financing Documents shall constitute legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms.

K.                                   Approval of Consents and Authorization to Take Acts Necessary to Implement Plan.

100.        This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure

Statement, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto.

L.                                    The Releases, Injunction, Exculpation, and Related Provisions under the Plan.

101.        The following releases, injunctions, exculpations, and related provisions set forth in Article IX of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party:  (a) Debtor Release (Article IX.E), (b) Third-Party Release (Article IX.F), (c) Exculpation (Article IX.G), (d) Injunction (Article IX.H), and (e) Release of Liens (Article IX.D).

M.                                 Preservation of Causes of Action.

102.        Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.  The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

N.                                    Provisions Governing Distributions.

103.        The distribution provisions of Article VI of the Plan shall be, and hereby are, approved in their entirety.  Except as otherwise set forth in the Plan or this Confirmation Order, the Debtors, Reorganized Debtors, or Liquidating Trustee, as applicable, shall make all distributions required under the Plan.  The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan or this Confirmation Order, as applicable.

O.                                   Assumption and Cure or Rejection.

104.        The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety.  On the Effective Date, except as otherwise provided in the Plan, all Executory Contracts or Unexpired Leases will be deemed assumed and assigned to the Reorganized Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, subject to the consent of the Required Consenting Creditors other than: (1) those that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) those that have been previously rejected by a Final Order; (3) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (4) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; or (5) those that are assumed and assigned to a Purchaser pursuant to any Third-Party Sale Transaction Documents; provided that notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including 45 days after the Effective Date; provided that the Debtors shall not amend the Schedule of Rejected Executory Contracts and Unexpired Leases with respect to the treatment of any Unexpired Leases of the City of Pittsburg after the Confirmation Date without the consent of the City of Pittsburg; provided further, that, the Debtors may amend the Schedule of Rejected Executory Contracts and Unexpired Leases with respect to the treatment of any Unexpired Leases after the Confirmation Date as long as the Debtors provide 21 days’ notice of such amended treatment and provide the applicable counterparty with notice and a right to object to such amended treatment.  This Confirmation Order constitutes approval of such assumptions and the rejection of the Executory Contracts or Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Unless otherwise specified on a schedule to the Plan or notice sent to a given party, each Executory Contract and Unexpired Lease listed or to be listed thereon shall include any and all modifications, amendments, supplements, restatements and other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or Unexpired Lease, without regard to whether such agreement, instrument or other document is listed thereon.  For the avoidance of doubt, the Canal 3 Agreements (as defined in the Cooperation Agreement) shall be assumed or rejected, and the Services Credit calculated, as provided in the Cooperation Agreement.

105.        Unless a party to an Executory Contract or Unexpired Lease has objected to the proposed Cure Claims identified in the Plan Supplement and any amendments thereto, as applicable, the Debtors shall pay such Cure Claims in accordance with the terms of the Plan and the assumption of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory

Contract or Unexpired Lease.  Any disputed Cure Claims shall be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and nonbankruptcy law.

P.                                     Post-Confirmation Notices.

106.        In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven Business Days after the Effective Date, the Reorganized Debtors must cause notice of Confirmation and occurrence of the Effective Date (the “Notice of Confirmation”), the form of which is attached hereto as Exhibit B, to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.

107.        To supplement the notice procedures described in the preceding sentence, no later than 10 Business Days after the Effective Date, the Reorganized Debtors must cause the Notice of Confirmation, modified for publication, to be published on one occasion in The Wall Street Journal, USA Today (national edition), the Houston Chronicle, the East County Times, the Desert Dispatch, the Inland Valley Daily Bulletin, the Tri County Sentinel, the Santa Barbara News Press, the Osceola News Gazette Weekly, the Sandwich Enterprise, the Choctaw Plain Dealer, the Rockland Journal News, the Avon Lake Press, the Warren Tribune Chronicle, the Pittsburgh Post-Gazette, and the Gettysburg Times.  Mailing and publication of the Notice of Confirmation in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c).  No further notice is necessary.

108.        The Notice of Confirmation will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

Q.                                   Administrative Claims and Professional Fee Claims.

109.        The provisions in the Plan governing the assertion and payment of Administrative Claims and Professional Fee Claims are hereby approved.  Payment of the Restructuring Expenses incurred by the GenOn Notes Trustee, the GAG Notes Trustee, the Noteholder Advisors, and any applicable paying agent under the GAG Notes Indenture and the GenOn Notes Indentures, as applicable, as provided for under the Plan, the Restructuring Support Agreement, and/or this Confirmation Order, shall not require a request for payment of Administrative Claims to be Filed.

R.                                    Notice of Subsequent Pleadings.

110.        Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in these Chapter 11 Cases after the Effective Date will be limited to the following parties:  (a) the Reorganized Debtors and their counsel; (b) the U.S. Trustee; (c) any party known to be directly affected by the relief sought by such pleadings; and (d) any party that specifically requests additional notice in writing to the Debtors or Reorganized Debtors, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date.  The Solicitation Agent shall not be required to file updated service lists.

S.                                      Securities Law Exemption.

111.        Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock and/or New Subordinated Notes, if any, in respect of Claims as contemplated by the Plan (except any New Common Stock issued in connection with any Third-Party Sale Transaction) is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities.  The New Common Stock and New Subordinated Notes to be issued under the Plan (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code.

112.        Pursuant to section 4(a)(2) of the Securities Act, to the extent the New Common Stock or the New Senior Secured Notes issued under the Plan are deemed Securities, they will be exempt from, among other things, the registration requirements of Section 5 of the Securities Act to the maximum extent permitted thereunder and any other applicable state or foreign securities laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. Any and all such New Common Stock and New Senior Secured Notes offered, issued, or distributed under the Plan shall be deemed “restricted securities” that may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act is available, and in compliance with any applicable state or foreign securities laws.

113.        Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock to be issued under the Plan through the facilities of DTC, DTC is authorized to rely solely on this Confirmation Order and the Reorganized Debtors need not provide any further evidence other than the Plan and this Confirmation Order with respect to the treatment of the New Common Stock to be issued under the Plan under applicable securities laws.  DTC shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock, the New Senior Secured Notes and the New Subordinated Notes, if any, to be issued under the Plan are exempt from registration.  Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock to be issued under the Plan are exempt from registration.

T.                                    Section 1146 Exemption.

114.        Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate or personal property transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

U.                                    Reports.

115.        After the Effective Date, the Debtors have no obligation to file with the Court or serve on any parties reports that the Debtors were obligated to file under the Bankruptcy Code or a Court order, including monthly operating reports (even for those periods for which a monthly operating report was not filed before the Effective Date), ordinary course professional reports, and monthly or quarterly reports for Professionals; provided, however, that the Debtors will comply with the U.S. Trustee’s quarterly reporting requirements.  From Confirmation through the Effective Date the Debtors will file such reports as are required under the Bankruptcy Local Rules.

V.                                    Effectiveness of All Actions.

116.        Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the Debtors and/or the Reorganized Debtors and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

W.                                Binding Effect.

117.        On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, as applicable, any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or this Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.  All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

118.        Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in these Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns.

X.                                   Directors and Officers of Reorganized Debtors.

119.        Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed in advance of the Confirmation Hearing the process by which individuals who will serve on the Reorganized GenOn Board will be chosen.  On the Effective Date, the Reorganized GenOn Board shall consist of seven (7) members, subject to increase or decrease at the discretion of the GenOn Steering Committee, and will consist of such persons designated by the GenOn Steering Committee in its sole discretion.  The Debtors’ existing officers (other than any officers affiliated with NRG) will remain as officers as of the Effective Date.  No directors or officers of the Reorganized Debtors shall be affiliated with NRG.

Y.                                    Management Incentive Plan.

120.        On or after the Effective Date, the Reorganized GenOn Board is authorized to adopt and implement a Management Incentive Plan pursuant to the terms set forth in the Plan.  For the avoidance of doubt, the terms and conditions of any Management Incentive Plan (including any related agreements, policies, programs, other arrangements, and Management Incentive Plan participants) shall be determined by the Reorganized GenOn Board in its sole discretion on or after the Effective Date.

Z.                                    Professional Compensation and Reimbursement Claims.

121.        Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.  In addition, the Debtors and Reorganized Debtors (as applicable) are authorized to pay any and all professional fees as contemplated by and in accordance with the Plan, including the Restructuring Expenses.

AA.         Nonseverability of Plan Provisions upon Confirmation.

122.        Notwithstanding the possible applicability of Bankruptcy Rules 6004(g), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order will be effective and enforceable immediately upon its entry.  Each term and provision of the Plan, and the transactions related thereto as it heretofore may have been altered or interpreted by the Court is:  (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified except as provided by the Plan or this Confirmation Order; and (c) nonseverable and mutually dependent.

BB.         Waiver or Estoppel.

123.        Subject to the terms of the Plan, each Holder of a Claim or Interest shall be deemed to have waived any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated, in each case by virtue of an agreement made with the Debtors or their counsel (or any other Entity), if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Court before the Confirmation Date.

CC.         Authorization to Consummate.

124.        The Debtors are authorized to consummate the Plan, including the transactions contemplated by the New Exit Credit Facility Documents, the New Senior Secured Notes Documents, the New Subordinated Notes Documents, and the Third-Party Sale Transaction Documents (if any), at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article X of the Plan.  The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the first date, on or after the Effective Date, on which distributions are made in accordance with the terms of the Plan to Holders of any Allowed Claims.

DD.         Conditions Precedent to the Effective Date.

125.        Article X.B.12 of the Plan is hereby amended and restated as follows: “the GenMA Settlement shall have been consummated pursuant to definitive documentation consistent with the GenMA Settlement Term Sheet and otherwise reasonably satisfactory to the Debtors, the GenOn Steering Committee, NRG, the Owner Lessor Plaintiffs, GenMA, and the Governance Committee of the Board of Managers of GenMA.”

EE.         Injunctions and Automatic Stay.

126.        Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

FF.          Provisions Regarding GenMA.

127.        For the avoidance of doubt, U.S. Bank National Association, in its capacity as Lease Indenture Trustees(4) and Pass Through Trustees, has opted-out of the Third-Party Release and, as a result, shall not be a Releasing Party (or Released Party) under the Plan, and, with respect to the GenMA Settlement, its rights under the Lease Indentures and Pass Through Trust Agreements, including with respect to the Make-Whole Premium, and the rights of any parties in interest related thereto are reserved notwithstanding anything to the contrary in the Plan or this Confirmation Order.

128.        The definition of “GenMA Other Proofs of Claim” set forth in Article I of the Plan is hereby amended and restated as follows: “‘GenMA Other Proofs of Claim’ means all other Proofs of Claim (other than the GenMA Estimated Proofs of Claim) arising from or relating to any transaction or relationship between the Debtors and GenMA, including, without limitation, the Proofs of Claim filed by U.S. Bank National Association in its capacity as indenture trustee on September 14, 2017, including [Claim Nos. 1200, 1268, 1269, 1270, 1273, 1275, 1276, 1277, 1281, 1282, 1283, 1284, 1285, 1286, 1287, 1289, 1290, 1291, 1292, 1293, 1294, 1295, 1300, 1301, 1302, 1315, 1316, 1317, 1318, 1319, 1320].”

GG.        Provisions Regarding REMA.

129.        Within 48 hours of the entry of this Confirmation Order, the Debtors shall cause REMA to (a) appoint two independent managers to its board of managers and to the governance

(4)         Capitalized terms used but not otherwise defined in this paragraph shall have the meanings as set forth in U.S. Bank National Association’s objection to the Plan [Docket Nos. 1091, 1228].

committee of its board of managers, and (b) adopt an amended and restated governance committee charter to reflect the addition of the two independent managers to the governance committee.

130.        Notwithstanding anything to the contrary in the Plan or this Confirmation Order, (a) any defense, claim, right, privilege, right of setoff or recoupment, or counterclaim of REMA relating to or in respect of any Cause of Action against REMA is expressly preserved and shall not be affected in any way and (b) with respect to REMA’s affirmative claims, the effectiveness of the Plan’s third-party release and related injunction provisions set forth in Article IX thereof and in paragraph L of this Confirmation Order shall be deferred and REMA’s right to opt-out of the Third Party Release shall be preserved until ten (10) calendar days after the conclusion of the investigation by REMA’s independent governance committee and its decision whether to assert claims against the Released Parties and the provision of written notice to the REMA Owner Lessors(5) by REMA’s independent governance committee of the REMA independent governance committee’s conclusions and decision concerning whether to grant the Third-Party Release.  For the avoidance of doubt, the REMA Owner Lessors and REMA Owner Participants have opted-out of the Third Party Release and, as a result, shall not be Releasing Parties (or Released Parties) under the Plan.

HH.        Certain Government and Environmental Issues.

131.        Nothing in the Plan or this Confirmation Order shall release, discharge, enjoin, or preclude the enforcement of (or preclude, release, defeat, or limit the defense under

(5)         “REMA Owner Lessors” means, collectively, Conemaugh Lessor Genco, LLC, Keystone Lessor Genco, LLC and Shawville Lessor Genco, LLC.

non-bankruptcy law of):  (i) any liability under Environmental Law(6) or the Pittsburg Leases(7) to a Governmental Unit that is not a Claim; (ii) any Claim under Environmental Law or the Pittsburg Leases of a Governmental Unit arising on or after the Effective Date; (iii) any liability under Environmental Law or the Pittsburg Leases on or after the Effective Date to a Governmental Unit on the part of any Entity to the extent of such Entity’s liability under non-bankruptcy law on account of its status as owner, lessee or operator of such property  on or after the Effective Date; (iv) any liability to a Governmental Unit on the part of any Entity other than the Debtors or Reorganized Debtors; or (v) any valid right of setoff or recoupment by any Governmental Unit.  All parties’ rights and defenses under Environmental Law and the Pittsburg Leases with respect to (i) through (v) above are fully preserved.  The Bankruptcy Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by any Governmental Unit or tax liabilities asserted by the Internal Revenue Service are Claims that were discharged by this Confirmation Order or the Plan, or the Bankruptcy Code.

132.        For the avoidance of doubt, all Claims under Environmental Law arising before the Effective Date, including penalty claims for days of violation prior to the Effective Date, shall be subject to Article IX of the Plan and treated in accordance with the Plan in all respects and the Bankruptcy Court shall retain jurisdiction in relation to the allowance or disallowance of any Claim under Environmental Law arising before the Effective Date; provided, however, the Debtors, Reorganized Debtors, any Purchaser, and the Liquidating Trustee, as applicable, are and shall remain subject to applicable Environmental Laws and regulations of Governmental Units

(6)       “Environmental Law” means all federal, state and local statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders, agreements and determinations, and all common law concerning pollution or protection of the environment, or human health, safety, and welfare.

(7)       The “Pittsburg Leases” refers to those certain real property leases entered into by and between the City of Pittsburg and (a) NRG California North, LLC and (b) NRG Delta, LLC, each dated as of July 2015.  For the avoidance of doubt, any reference to the Pittsburg Leases includes, without limitation, all obligations relating to the deactivation of the Pittsburg generation station.

and the Pittsburg Leases, as applicable.  The Debtors, Reorganized Debtors, any Purchaser, and the Liquidating Trustee, as applicable, shall continue to be subject to such Environmental Laws and regulations of Governmental Units and the Pittsburg Leases, as applicable.  To the extent the Debtors, the Reorganized Debtors, any Purchaser, or the Liquidating Trustee, as applicable, do not comply with the Environmental Laws of Governmental Units or the Pittsburg Leases, as applicable, such Governmental Units may pursue the remedies available to them under such Environmental Law(s), the Pittsburg Leases, or the Bankruptcy Code, to the extent applicable, against the Reorganized Debtors, any Purchaser, or Liquidating Trustee, as applicable.

133.        Notwithstanding anything in the Plan or this Confirmation Order to the contrary, for the avoidance of doubt and in accordance with Article XI.A of the Plan, if the Debtors materially modify the Plan, at any time prior to the Effective Date of the Plan, the Debtors will comply with Section 1127(b) of the Bankruptcy Code, including notice and opportunity to object, as applicable under Section 1127(b).  Parties in interest shall have notice and opportunity to object (and for a hearing in the event of an objection) to Plan Supplement materials related to any proposed Third-Party Sale Transaction (including but not limited to proposed buyers, the sale itself, and any material terms of sale), proposed transfer of any Liquidating Trust Assets to the Liquidating Trust, or any proposed abandonment of Liquidating Trust Assets in accordance with Section 1127(b) of the Bankruptcy Code.

134.        The rights of the City of Pittsburg,(8) the City of Oxnard,(9) and the Debtors to assert any argument as to whether any Plan provision as applied to the City of Pittsburg or the City of

(8)         See, e.g., Objection to the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates filed by the City of Pittsburg [Dkt. No. 1087] and Supplement to the City of Pittsburg’s Objection to the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Dlt. No. 1174]

(9)         See, e.g., City of Oxnard’s Objection to Reorganization Plan and Disclosure Statement and Reservation of Rights [Dkt. No. 1081].

Oxnard fails to render their respective Claims or Allowed Claims (if any), as applicable, unimpaired under section 1124 of the Bankruptcy Code and that any such Plan provision found to impair such claims is unenforceable against the City of Pittsburg or the City of Oxnard, as the case may be, are specifically reserved.

135.        The Debtors and the City of Pittsburg consent, including for purposes of section 365(d)(4) of the Bankruptcy Code, to the Court considering the assumption or rejection of the lease agreements with the City of Pittsburg listed on Schedule J of the Plan Supplement (collectively, the “Lease Agreements”) after the entry of this Confirmation Order, such that the Lease Agreements shall not be deemed rejected or assumed until further order of the Court.  Assumption or rejection of the Lease Agreements shall be considered in the context of a separate motion to be filed by the appropriate Debtors on or before January 16, 2018, and set for hearing in the normal course.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, all parties in interest reserve all rights with respect to whether the Court should approve or deny the assumption or rejection of the Lease Agreements and any conditions of such assumption or rejection in accordance with section 365 of the Bankruptcy Code.

II.            Rights of the Securities and Exchange Commission.

136.        Nothing in the Plan or this Confirmation Order (i) releases any Entity other than a Debtor or Reorganized Debtor from any Claim or cause of action of the Securities and Exchange Commission (the “SEC”); (ii) enjoins, limits, impairs or delays the SEC from commencing or continuing any Claims, causes of action, proceedings or investigations against any Entity other than a Debtor or Reorganized Debtor in any forum; or (iii) precludes the SEC from pursuing injunctive or other non-monetary relief against the Reorganized Debtors with respect to acts taking place before or after the Effective Date.

JJ.          Provisions Regarding the Chubb Companies.

137.        On the Effective Date, each of the Debtors’ insurance policies that have been issued at any time by ACE American Insurance Company and/or its affiliates and successors (collectively, the “Chubb Companies”) and under which the Debtors (or their successors) have (or may in the future have) obligations and any agreements, documents, or instruments relating thereto (collectively, the “Chubb Insurance Contracts”), other than (i) those that are assumed and assigned to a Purchaser pursuant to any Third-Party Sale Transaction prior to the Effective Date (after notice and hearing in accordance with section 1127 of the Bankruptcy Code); (ii) those that have been rejected prior to the Effective Date (after notice and hearing in accordance with section 1127) or (iii) those that have been canceled or terminated in accordance with the Chubb Insurance Contracts and applicable non-bankruptcy law in connection with any Third-Party Sale Transaction prior to the Effective Date (after notice and hearing in accordance section 1127 of the Bankruptcy Code), shall be deemed to have been assumed and assigned by the Debtors to the Reorganized Debtors in their entirety (collectively, the “Assumed Chubb Insurance Contracts”), and: (a) all Assumed Chubb Insurance Contracts shall re-vest in and be fully enforceable by and against the Reorganized Debtors in accordance with their terms; (b) nothing shall alter, modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Chubb Companies, the Debtors (or, after the Effective Date, the Reorganized Debtors), or any other individual or entity, as applicable, under any Chubb Insurance Contracts; any such rights and obligations shall be determined under the applicable Assumed Chubb Insurance Contracts and applicable non-bankruptcy law; (c) nothing alters or modifies the duty, if any, that the Chubb Companies have to pay claims covered by the Assumed Chubb Insurance Contracts and the Chubb Companies’ right to seek payment or reimbursement from the insureds or if not timely reimbursed, draw on any collateral or security therefor; (d) the obligations under the Assumed Chubb Insurance Contracts shall be unimpaired and shall be continuing obligations of the Reorganized Debtors, subject to the rights and defenses of the parties under Assumed Chubb Insurance Contracts; and (e) the injunctions set forth in Article IX.H of the Plan shall not prohibit:  (I) claimants with valid workers’ compensation claims or direct action claims against the Chubb Companies under applicable non-bankruptcy law to proceed with their claims; (II) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the  ordinary course of business (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against the Chubb Companies under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) the Chubb Companies to cancel any Chubb Insurance Contracts, and take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the applicable Chubb Insurance Contracts.

138.        For the avoidance of doubt, (i) the Chubb Companies shall not be required to file an objection to cure amounts; (ii) the Chubb Companies shall not be “Releasing Parties” under the Plan; and (iii) the Chubb Companies shall have notice and opportunity to object (and for a hearing in the event of an objection) to Plan Supplement materials related to any rejection of the Chubb Insurance Contracts and any proposed Third-Party Sale Transaction (including any proposed assignment, rejection, cancellation or termination of any Chubb Insurance Contracts pursuant thereto, or in connection therewith), in accordance with Section 1127(b) of the Bankruptcy Code.

KK.        Provisions Regarding Sureties.

139.        Notwithstanding anything in the Plan or this Confirmation Order to the contrary, on the Effective Date:  (i) any current surety bonds issued naming any of the Debtors as principal, which have not been replaced or released as of the Effective Date (each, a “Surety Bond,” and collectively, the “Surety Bonds”), by any surety provider (each, a “Surety,” and collectively, the “Sureties”) and related indemnification and collateral agreements entered into by any Debtor (collectively, the “Surety Indemnity Agreements”) will be treated as Executory Contracts that have been assumed by the Reorganized Debtors under the Plan and will survive and remain unaffected by entry of this Confirmation Order; provided, that for avoidance of doubt, this Confirmation Order does not constitute a finding as to whether any of the Surety Bonds or Surety Indemnity Agreements are “executory contracts” within the meaning of section 365 of the Bankruptcy Code; (ii) any bonded obligation under any Surety Bond that has not been replaced or released as of the Effective Date shall be unimpaired and a continuing obligation of the Reorganized Debtors; and (iii) any collateral of any Surety shall remain in place to secure the obligations of any of such Surety’s indemnitors regardless of when the obligations arise.  Upon the Effective Date, and provided that all amounts due and owing pursuant to the Surety Bonds and Surety Indemnity Agreements are satisfied, Proofs of Claim filed by a Surety on account of or in respect of any Surety Bond or Surety Indemnity Agreement, or otherwise covered by this paragraph, shall be deemed withdrawn automatically and without further notice to or action by the Bankruptcy Court and shall be expunged from the claims register.  Nothing in this paragraph shall be deemed to waive any of the Debtors’ or the Reorganized Debtors’ rights or defenses with respect to any Claims.  Nor shall this paragraph be deemed to modify the respective rights and obligations of the Sureties, Debtors, or Reorganized Debtors, as applicable, under the Surety Bonds, the Surety Indemnity Agreements, or any related collateral agreements.

140.        Nothing in the Plan or this Confirmation Order, including any release or injunction provisions therein, shall be deemed to bar, impair, alter, diminish, or enlarge any of the rights or claims of the Sureties against any non-Debtor contractual or common law indemnitors to the Sureties, and, for avoidance of doubt, Arch Insurance Company, Liberty Mutual Insurance Company, and Westchester Fire Insurance Company shall not be Releasing Parties under the Plan.

LL.                           Provisions Regarding Chino Basin Watermaster.

141.                        Notwithstanding any provision in the Plan or this Confirmation Order, the Debtors’ rights to the Overlying Rights in the Chino Basin (each as defined in the Chino Basin Judgment referenced herein) remain subject to the judgment in San Bernardino County Superior Court Case No. RCV RS51010 (formerly Case No. SCV 164327) (the “Chino Basin Judgment”), including all rights and obligations set forth therein.  Nothing in the Plan or this Confirmation Order precludes or enjoins the Chino Basin Watermaster, solely in its capacity as a public authority, from enforcing the Chino Basin Judgment.  Nor shall anything in the Plan or this Confirmation Order divest any tribunal of any jurisdiction it may have under the Chino Basin Judgment to adjudicate any claim, liability, or defense arising under or related to the Chino Basin Judgment; provided, however, that the Bankruptcy Court retains exclusive jurisdiction to determine whether any liabilities arising under or related to the Chino Basin Judgment asserted by the Chino Basin Watermaster, solely in its capacity as a public authority, are discharged or otherwise barred by this Confirmation Order, the Plan, or the Bankruptcy Code; provided, further, that, for the avoidance of doubt, the Bankruptcy Court retains exclusive jurisdiction to hear any dispute concerning interpretation or implementation of the Plan or this Confirmation Order.

MM.                     Provision Regarding Union Pacific Railroad Company.

142.                        Nothing in the Plan or this Confirmation Order shall release, discharge, enjoin, prejudice or preclude any valid right of setoff or recoupment arising under applicable law and held or asserted by Union Pacific Railroad Company against any of the Debtors or the Reorganized Debtors.

NN.                           Provision Regarding Post-Petition Interest.

143.                        Nothing in the Plan or this Confirmation Order shall preclude a Holder of a timely-filed Claim from asserting post-petition interest in connection therewith.  Within seven (7) days of the entry of this Confirmation Order, the Debtors shall provide such Holders of timely-filed Claims with notice (the “Post-Petition Interest Notice”) and an opportunity to assert post-petition interest by filing a document (the “Post-Petition Interest Request”) with the Court within forty-five days of the Post-Petition Interest Notice.  The Post-Petition Interest Request must set forth the requested rate of and legal basis for any alleged entitlement of post-petition interest.  The Debtors reserve all rights to object to any such Claim, including in relation to post-petition interest (except for Revolving Credit Facility Claims as expressly provided for under the Plan).

OO.                         Provision Regarding the MDL Plaintiffs.

144.                        Neither the Plan nor this Confirmation Order shall not be deemed to create, enlarge, abridge, or otherwise modify the rights of create or grant the Debtors, the Reorganized Debtors, and/or their Bankruptcy Estates from seeking to estimate and/or object to any right to seek through an estimation, or other proceeding, to liquidate or determine the Claims related to the MDL Litigation, (as defined in the Stipulation Regarding Stay Relief, [Docket No. 296] (“Stay Relief Stipulation”)) under section 502 of the Bankruptcy Code, and the rights and defenses of the parties MDL Plaintiffs to object to such relief are preserved and not waived with respect thereto, including without limitation the enforceability of the Stay Relief Stipulation.  For the avoidance of doubt, the Plan and Confirmation Order shall not alter or impair the rights and interests of any party that did not receive notice of the bankruptcy or Bar Date in accordance with Bankruptcy Rule 2002 and the Due Process requirements of the Constitution of the United States, and all such rights and interests are preserved.

PP.                             Provisions Regarding Direct Energy.

145.                        Notwithstanding any provision set forth in this Confirmation Order or the Plan, neither the exculpation nor the release provisions of Article IX of the Plan shall be construed to provide for a release by Direct Energy Business Marketing, LLC,(10) of any non-estate fiduciaries. Further, notwithstanding the absence of disposition or resolution of an Objection under Paragraphs I.F and II.A of this Confirmation Order, the opt out election in the objection filed by Direct Energy Business Marketing, LLC, shall be preserved, subject to the terms set forth in the preceding sentence.

QQ.                         Retention of Jurisdiction.

146.                        This Court retains jurisdiction over these Chapter 11 Cases, all matters arising out of or related to these Chapter 11 Cases and the Plan, the matters set forth in Article XII, and other applicable provisions of the Plan.

RR.                           Waiver of 14-Day Stay.

147.                        Notwithstanding Bankruptcy Rule 3020(e), this Confirmation Order is effective immediately and not subject to any stay.

SS.                               Post-Confirmation Modification of the Plan.

148.                        The Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, in accordance with section 1127 of the Bankruptcy Code, without further order of this Court.

(10)                          “Direct Energy Business Marketing, LLC”  includes  its current and former predecessors, successors, affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equity holders, and with respect to each of the foregoing-identified entities, each of their current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, and other professional advisors

TT.                           Final Order.

149.                        This Confirmation Order is a Final Order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order.

150.                        This Confirmation Order is effective as of December 12, 2017.

Signed: December 12, 2017	/s/ David R. Jones
DAVID R. JONES
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

[See Exhibit 2.1 to Current Report on Form 8-K filed herewith]

Exhibit B

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
GENON ENERGY, INC., et al.,(1))		Case No. 17-33695 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. [•]

NOTICE OF (I) ENTRY OF ORDER CONFIRMING THE THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF GENON ENERGY, INC. AND ITS DEBTOR AFFILIATES AND (II) OCCURRENCE OF THE EFFECTIVE DATE

PLEASE TAKE NOTICE that on December [•], 2017, the Honorable David R. Jones, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Docket No.

(1)                                 The Debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, are:  GenOn Energy, Inc. (5566); GenOn Americas Generation, LLC (0520); GenOn Americas Procurement, Inc. (8980); GenOn Asset Management, LLC (1966); GenOn Capital Inc. (0053); GenOn Energy Holdings, Inc. (8156); GenOn Energy Management, LLC (1163); GenOn Energy Services, LLC (8220); GenOn Fund 2001 LLC (0936); GenOn Mid-Atlantic Development, LLC (9458); GenOn Power Operating Services MidWest, Inc. (3718); GenOn Special Procurement, Inc. (8316); Hudson Valley Gas Corporation (3279); Mirant Asia-Pacific Ventures, LLC (1770); Mirant Intellectual Asset Management and Marketing, LLC (3248); Mirant International Investments, Inc. (1577); Mirant New York Services, LLC (N/A); Mirant Power Purchase, LLC (8747); Mirant Wrightsville Investments, Inc. (5073); Mirant Wrightsville Management, Inc. (5102); MNA Finance Corp. (8481); NRG Americas, Inc. (2323); NRG Bowline LLC (9347); NRG California North LLC (9965); NRG California South GP LLC (6730); NRG California South LP (7014); NRG Canal LLC (5569); NRG Delta LLC (1669); NRG Florida GP, LLC (6639); NRG Florida LP (1711); NRG Lovett Development I LLC (6327); NRG Lovett LLC (9345); NRG New York LLC (0144); NRG North America LLC (4609); NRG Northeast Generation, Inc. (9817); NRG Northeast Holdings, Inc. (9148); NRG Potrero LLC (1671); NRG Power Generation Assets LLC (6390); NRG Power Generation LLC (6207); NRG Power Midwest GP LLC (6833); NRG Power Midwest LP (1498); NRG Sabine (Delaware), Inc. (7701); NRG Sabine (Texas), Inc. (5452); NRG San Gabriel Power Generation LLC (0370); NRG Tank Farm LLC (5302); NRG Wholesale Generation GP LLC (6495); NRG Wholesale Generation LP (3947); NRG Willow Pass LLC (1987); Orion Power New York GP, Inc. (4975); Orion Power New York LP, LLC (4976); Orion Power New York, L.P. (9521); RRI Energy Broadband, Inc. (5569); RRI Energy Channelview (Delaware) LLC (9717); RRI Energy Channelview (Texas) LLC (5622); RRI Energy Channelview LP (5623); RRI Energy Communications, Inc. (6444); RRI Energy Services Channelview LLC (5620); RRI Energy Services Desert Basin, LLC (5991); RRI Energy Services, LLC (3055); RRI Energy Solutions East, LLC (1978); RRI Energy Trading Exchange, Inc. (2320); and RRI Energy Ventures, Inc. (7091).  The Debtors’ service address is:  804 Carnegie Center, Princeton, New Jersey 08540.

•] confirming the Plan(2) of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”),

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on [•], [2018].

PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article IX of the Plan.

PLEASE TAKE FURTHER NOTICE, that, pursuant to the Plan and the Confirmation Order, the deadline for filing requests for payment of Administrative Claims, other than Professional Fee Claims, shall be 30 days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, the deadline for filing requests for payment of Professional Fee Claims shall be 45 days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights.  You are encouraged to review the Plan and the Confirmation Order in their entirety.

PLEASE TAKE FURTHER NOTICE THAT if you would like to obtain a copy of the Confirmation Order, the Plan, the Plan Supplement, or any related documents, you should contact Epiq Bankruptcy Solutions, LLC, the Solicitation Agent retained by the Debtors in the Chapter 11 Cases (the “Solicitation Agent”), by:  (a) calling the Debtors’ restructuring hotline at (888) 729-1597, within the U.S. or Canada, or +1 503-597-5606 outside of the U.S. or Canada; (b) visiting the Debtors’ restructuring website at:  http://dm.epiq11.com/genon; (c) writing to Solicitation Agent, Attn: GenOn Solicitation, c/o Epiq Bankruptcy Solutions, LLC, 777 Third Avenue, 12th Floor, New York, NY 10017; and/or (d) emailing tabulation@epiqsystems.com and referencing “GenOn” in the subject line.  You may also obtain copies of any pleadings filed in the Chapter 11 Cases for a fee via PACER at: http://www.txs.uscourts.gov.

(2)                                 Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates [Docket No. 1215] (as modified, amended, and including all supplements thereto, the “Plan”).

Respectfully Submitted,

Dated: [•], [2018]	Zack A. Clement (Texas Bar No. 04361550)
ZACK A. CLEMENT PLLC
3753 Drummond Street
Houston, Texas 77025
	Telephone:	(832) 274-7629
	Email:	zack.clement@icloud.com

- and -

James H.M. Sprayregen, P.C. (admitted pro hac vice)
David R. Seligman, P.C. (admitted pro hac vice)
Steven N. Serajeddini (admitted pro hac vice)
W. Benjamin Winger (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
	Telephone:	(312) 862-2000
	Facsimile:	(312) 862-2200
	Email:	james.sprayregen@kirkland.com
david.seligman@kirkland.com
steven.serajeddini@kirkland.com
benjamin.winger@kirkland.com

-and-

AnnElyse Scarlett Gibbons (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
	Telephone:	(212) 446-4800
	Facsimile:	(212) 446-4900
	Email:	annelyse.gibbons@kirkland.com

Co-Counsel to the Debtors and Debtors in Possession